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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 29, 2003

Commission File Number: 1-9759

IMC Global Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3492467 (I.R.S. Employer Identification No.)

100 South Saunders Road
Lake Forest, Illinois 60045
(847) 739-1200
(Address and telephone number, including area code, of Registrant's principal executive offices)

Item 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

        On December 23, 2003, we issued a joint press release with Phosphate Resource Partners Limited Partnership (NYSE: PLP) announcing that we are considering making a proposal to merge one of our affiliates with PLP with each publicly held partnership unit in PLP being converted into 0.2 shares of IMC common stock. The press release also announced the granting of proxies to us by Alpine Capital, L.P., Keystone, Inc. and The Anne T. and Robert M. Bass Foundation to be voted in favor of such a transaction if pursued. Please see Exhibit 99.1 for a copy of the press release and Exhibit 99.2 for a copy of the agreement, both of which are incorporated herein by reference.

Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (c)
  Exhibits

Exhibit Number	Description
99.1	Press Release, dated December 23, 2003, "IMC Global Considers Making Proposal to Phosphate Resource Partners Limited Partnership and Acquires Voting Rights from Alpine Capital, L.P."
99.2	Agreement between IMC Global Inc., Alpine Capital, L.P., Keystone, Inc. and The Anne T. and Robert M. Bass Foundation governing the granting of proxies to IMC Global, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMC Global, Inc.

/s/ ROBERT M. QUALLS Robert M. Qualls Vice President and Controller (on behalf of the Registrant)

Date: December 29, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated December 23, 2003, "IMC Global Considers Making Proposal to Phosphate Resource Partners Limited Partnership and Acquires Voting Rights from Alpine Capital, L.P."
99.2	Agreement between IMC Global Inc., Alpine Capital, L.P., Keystone, Inc. and The Anne T. and Robert M. Bass Foundation governing the granting of proxies to IMC Global, Inc.

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  Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
  Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURE
EXHIBIT INDEX